UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report May 22, 2003

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania	15275
(Address of principal executive offices)	(Zip Code)

(412) 809-0100

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9. INFORMATION PROVIDED UNDER ITEM 12, DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE
Exhibit 99.1

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

     Exhibit 99.1 Press release dated May 22, 2003 by Dick’s Sporting Goods, Inc.

ITEM 9. INFORMATION PROVIDED UNDER ITEM 12, DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The information contained in this Item 9 is furnished pursuant to Item 12 of Form 8-K “Results of Operations and Financial Condition”, in accordance with SEC Release No. 33-8216. This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

     On May 22, 2003, Dick’s Sporting Goods, Inc. issued a press release announcing its results for the fiscal quarter ended May 3, 2003 and certain other information that is furnished as Exhibit 99.1 hereto.

     The press release included as Exhibit 99.1 contains certain non-GAAP financial measures (as the term is defined in Regulation G). The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. The percentage increases of projected net income or EPS to pro-forma net income or pro-forma EPS included in the press release are non-GAAP financial measures. The Company has included in the press release the percentage increases of net income or EPS for the relevant periods as the most comparable GAAP measures to these non-GAAP percentage increases. These non-GAAP percentage increases have been calculated by dividing the increase by the historical pro-forma net income or pro-forma EPS number.

     The Company’s management believes the use of pro-forma results for prior periods provides a more meaningful comparison to the current period results due to the significant increase in share count since October 15, 2002 when the Company completed its initial public offering, and the related reduction in interest expense due to the application of the net proceeds thereof.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: May 22, 2003	By: /S/ MICHAEL F. HINES Name: Michael F. Hines Title: Chief Administrative Officer and Chief Financial Officer